News Release

MIHI Announces Name Change to Medical Innovation Holdings, Inc. and a Reverse Stock Split

Medical Innovation Holdings, Inc. officially changes its name and on September 15, 2016, effectuates a1-10 Reverse Stock Split

DULUTH, GEORGIA – 09/14/2016

Medina International Holdings, Inc., is pleased to announce that the name of the Company will change officially to Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI), to better reflect our business and industry. Also, the Company announces today that it’s Board of Directors and a majority of the shareholders has approved a 1-10 reverse split of all outstanding common stock. MIHI stockholders previously approved the reverse split on July 06, 2016. Both the record date and effective date for the reverse stock split will be September 15, 2016

MIHI common stock is expected to begin trading on a post-split basis on September 15, 2016 under the temporary stock symbol MIHID”. The temporary ticker symbol will remain in effect for 20 trading days to signify that the reverse stock split has occurred, after which it will revert back to “MIHI”. The stock will trade under a new CUSIP number 58458W203 as a result of the reverse split. The reverse stock split will reduce the number of shares of MIHI’s common stock currently issued and outstanding from 372,090,018 million shares of common stock to 37,209,018 million shares of common stock. No fractional shares of common stock will be issued in connection with the reverse stock split. Any fractional share created as a result of the reverse stock split will be rounded up to one additional whole share.

Arturo “Jake” Sanchez, Chief Executive Officer, stated, “This reverse split will have no impact on the percentage ownership of any of MIHI’s current shareholders as it reduces the overall number of shares held on a proportional basis. The share consolidation is part of a series of strategic actions we are taking in an effort to strengthen our financial position for future growth and development.”

Mr. Sanchez continued, “We believe reversing the Company’s common stock will represent a significant step in our efforts to create long-term shareholder value, while attracting a broader and more diverse shareholder base.”

At the effective time of the reverse stock split, every 10 shares of MIHI’s issued and outstanding common stock will be converted automatically into one issued and outstanding share of common stock without any change in the par value per share. MIHI’s authorized shares will remain unchanged.

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About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary doctors utilizing nextgen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships, we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://www.medicalinnovationholdings.com

To be added to the Company investor email list, please email investor@MedicalInnovationHoldings.com with MIHI in the subject line.

To leave a message please call +1-866-883-3793 for Investor Relations

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release

Investor Contacts:

investor@medicalinnovationholdings.com